EXHIBIT 99.1

Monroe Bancorp Reports Net Loss of $647,000 or $0.104 Per Share for the Second Quarter of 2010

BLOOMINGTON, Ind., July 27, 2010 (GLOBE NEWSWIRE) -- Monroe Bancorp (the "Company") (Nasdaq:MROE), the independent Bloomington-based holding company for Monroe Bank (the "Bank"), today reported a net loss of $647,000 or $0.104 per diluted common share for the quarter ended June 30, 2010 compared to net income of $776,000 or $0.125 per diluted common share for the same period in 2009. The $1,423,000 decline in earnings between the two periods was largely driven by a $2,300,000 increase in the provision for loan losses.

The net loss for the first six months of 2010 totaled $749,000 or $0.120 per diluted common share compared to net income of $1,882,000 or $0.303 per diluted common share for the same period of 2009.  The $2,631,000 decline in earnings between the two periods was largely driven by a $2,900,000 increase in the provision for loan losses.

The chart below summarizes the factors that were the most significant to the decline in earnings between the second quarter of 2010 and the second quarter of 2009 and the year-to-date results for both years.

	2nd Quarter	2nd Quarter		YTD	YTD
	2010	2009	Change	2010	2009	Change
Net Income (Consolidated)	$ (647,000)	$ 776,000	$ (1,423,000)	$ (749,000)	$ 1,882,000	$ (2,631,000)
Earnings Per Diluted Share	$ (0.104)	$ 0.125	$ (0.229)	$ (0.120)	$ 0.303	$ (0.423)
Return on Average Equity (ROAE)	-4.61%	5.53%	-10.14%	-2.68%	6.75%	-9.43%
Return on Average Assets (ROAA)	-0.31%	0.38%	-0.69%	-0.18%	0.46%	-0.64%

Pre-Tax Income	$ (1,423,000)	$ 908,000	$ (2,331,000)	$ (1,754,000)	$ 2,289,000	$ (4,043,000)

Provision	$ (4,500,000)	$ (2,200,000)	$ (2,300,000)	$ (7,700,000)	$ (4,800,000)	$ (2,900,000)
Loan Related Expense (e.g., Workout)	(468,000)	(185,000)	(283,000)	(678,000)	(342,000)	(336,000)
FDIC Expense	(419,000)	(650,000)	231,000	(686,000)	(934,000)	248,000
Loss on Foreclosed Assets	(333,000)	(102,000)	(231,000)	(271,000)	(113,000)	(158,000)
Subordinated Debt Expense	(325,000)	--	(325,000)	(650,000)	--	(650,000)
Gain on the Sale of AFS Securities	187,000	364,000	(177,000)	292,000	1,392,000	(1,100,000)
Bank Owned Life Insurance (BOLI)	681,000	163,000	518,000	841,000	314,000	527,000
Net Impact:	$ (5,177,000)	$ (2,610,000)	$ (2,567,000)	$ (8,852,000)	$ (4,483,000)	$ (4,369,000)

All Other Pre-Tax Income			$ 236,000			$ 326,000

The increases reflected above in the provision, loan related expenses, and losses taken on foreclosed assets are the result of asset quality issues that are discussed in detail later in this release.

The year over year decline in FDIC expense is largely due to a special assessment applied to the banking industry in the second quarter of 2009 that did not reoccur in 2010.

The increase in Bank Owned Life Insurance (BOLI) income is the result of the receipt of the death benefit proceeds under that program. The Company did not purchase additional BOLI during 2010.

The Subordinated Debt expense is the result of the Company issuing $13 million of Subordinated Debt at a rate of 10 percent in July of 2009.

"We are very disappointed by the level to which our problem assets have affected our second quarter and year-to-date performance. The continued weakness in the real estate markets has prolonged our efforts to resolve problem loans and has resulted in significant provision for loan losses," said Mark D. Bradford, President and Chief Executive Officer. "At the same time, we take considerable comfort from the continued strength of our underlying business activities that are being masked by the credit related charges we have had to make over the past two years."

Financial Performance

Net interest income before the provision for loan losses for the second quarter of 2010 decreased by $307,000 or 5.1 percent compared to the same period in 2009. The decrease is attributable to the Subordinated Debt that was added to the Company's balance sheet in July of 2009 and added $325,000 of interest expense to the second quarter of 2010.  The Company achieved stability in year over year net interest income before the provision, and net of the impact of the Subordinated Debt, despite a $71,731,000 decrease in total loan balances.

The tax-equivalent net interest margin as a percentage of average earning assets for the quarter ended June 30, 2010 was 2.98 percent, compared to 2.98 percent for the quarter ended March 31, 2010 and 3.21 percent for the second quarter of 2009. Much of the year over year decrease in the tax equivalent net interest margin is related to the impact of the Subordinated Debt and the Bank's decision to maintain elevated levels of liquidity for risk management purposes. See the table titled "Reconciliation of GAAP Net Interest Margin to Non-GAAP Net Interest Margin on a Tax-Equivalent Basis" for a reconciliation of GAAP net interest margin to Non-GAAP net interest margin on a tax equivalent basis.

Net interest income before the provision for loan losses, decreased $673,000 or 5.6 percent to $11,314,000 for the six months ended June 30, 2010 compared to $11,987,000 for the same period in 2009. The decline in net interest income before the provision between the two periods is attributable to the addition of the Subordinated Debt in July of 2010.  The tax-equivalent net interest margin for the first six months of 2010 was 2.98 percent, compared to 3.20 percent for the first six months of 2009.

Noninterest income totaled $2,792,000 for the second quarter of 2010 compared to $3,186,000 for the same period of 2009. Excluding the effect of the Company's deferred compensation plan, noninterest income totaled $2,928,000 for the second quarter of 2010 compared to $2,964,000 for the same period of 2009, a decrease of $36,000 or 1.2 percent. The decrease in noninterest income was driven by declines in deposit related service charges (declined $106,000), gains on the sale of residential mortgages (declined $170,000), and gains on the sale of available for sale securities (declined $177,000) offset by the previously discussed gain in BOLI income (increased $518,000) and trust fees (increased $74,000). See the table titled "Reconciliation of GAAP Noninterest Income & Expense to Noninterest Income & Expense Without the Financial Impact of the Deferred Compensation Plan" for a reconciliation of GAAP noninterest income and expense to noninterest income and expense without the financial impact of the deferred compensation plan.

Noninterest income totaled $5,502,000 for the first six months of 2010 compared to $6,448,000 for the same period of 2009. Excluding the effect of the Company's deferred compensation plan, noninterest income totaled $5,574,000 for the first six months of 2010 compared to $6,358,000 for the same period of 2009. The $784,000 or 12.3 percent decrease from the same period of 2009 was primarily the result of a $1,100,000 decrease in gains from the sale of available for sale securities which was partially offset by the year over year increase in BOLI income ($841,000 compared to $314,000).

Noninterest expense was $5,453,000 for the three months ended June 30, 2010, compared to $6,123,000 for the same period of 2009. Noninterest expense, excluding the effect of the Company's deferred compensation plan, was $5,499,000 for the three months ended June 30, 2010, compared to $5,883,000 for the same period of 2009. The $384,000 or 6.5 percent decrease is spread over a variety of categories including personnel expense, FDIC fees, advertising, premises and equipment, most of which reflect Management's efforts to reduce expenses during this period of elevated credit related expenses. The chart below summarizes the results of the efforts to reduce personnel expense.

	2nd Qtr.	2nd Qtr.	1 Year	2nd Qtr.	2 Year
	2010	2009	Change	2008	Change
Salaries and Wages	2,006,000	2,073,000	(67,000)	2,204,000	(198,000)
Commissions, Options, and Incentive Comp.	351,000	458,000	(107,000)	417,000	(66,000)
Employee Benefits	442,000	540,000	(98,000)	535,000	(93,000)
Total:	2,799,000	3,071,000	(272,000)	3,156,000	(357,000)

Noninterest expense totaled $10,870,000 for the first six months of 2010 compared to $11,346,000 for the same period of 2009. Noninterest expense, excluding the effect of the Company's deferred compensation plan, was $10,771,000 for the first six months of 2010, compared to $11,220,000 for the same period of 2009. The $449,000, or 4.0 percent decrease is driven largely by decreases in personnel expense (decreased $354,000), FDIC fees (decreased $248,000) offsetting a $336,000 increase in loan related expense (largely workout related).

Asset Quality

Nonperforming assets and 90-day past due loans totaled $38,451,000 (4.55 percent of total assets) at June 30, 2010 compared to $33,825,000 (4.11 percent of total assets) at March 31, 2010 and $22,959,000 (2.79 percent of total assets) at June 30, 2009. The $4,483,000 increase in nonperforming assets since the end of the first quarter is primarily attributable to four troubled debt restructurings which totaled $3,704,000 as of June 30, 2010, the largest of which had a balance of $2,472,000 at June 30, 2010 and was not delinquent.

Net charge-offs for the second quarter of 2010 totaled $2,904,000 or 2.10 percent annualized of total loans compared to $2,559,000 (1.80 percent annualized of total loans) for the first quarter of 2010 and $1,576,000 (1.01 percent annualized of total loans) for the second quarter of 2009.

The Bank employs an internal system called the "Watch List" to bring attention to credits with varying degrees of concern over the prospects of complete repayment, including both principal and all interest.   These concerns may be objectively based on the borrower's financial and payment performance or on subjective concerns that Bank management has with the markets and conditions that the borrower operates within.  Loans on this list include:

  Loans with well defined weaknesses where the prospect of complete repayment of principal and interest is remote and loans placed on non-accrual where specific reserves and charge-offs are applied as needed, and
  Loans with potential weaknesses (whether borrower specific or due to market/economic considerations) that need to be resolved in order to avoid jeopardizing the complete repayment of principal and interest and the loan is subjected to additional scrutiny and assessment and internal documentation.

Loans on the Watch List tend to be more dependent on collateral if the borrower's repayment capacity is diminished and the Bank devotes additional attention to revaluing the collateral as appropriate in assessing the probability of loss.

	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Total Loans (including loans held for sale) $	552,287,000	569,076,000	587,365,000	608,667,000	624,018,000
Total Watch List Loans $	76,751,000	76,891,000	76,208,000	79,571,000	76,720,000
Number of Watch List Customers	81	81	69	73	69
Total Watch List $ > 30 Days Past Due	33,147,000	31,846,000	32,728,000	21,823,000	17,368,000
Total Watch List $ Customers Secured by Real Estate	71,385,000	71,939,000	71,450,000	73,704,000	70,697,000
Total Watch List $ Secured by Non R/E	3,652,000	3,313,000	3,103,000	4,196,000	5,855,000
Total Watch List $ Unsecured	1,714,000	1,639,000	1,655,000	1,671,000	168,000

Total Non-Accrual Loans $	25,504,000	26,363,000	20,603,000	15,493,000	17,076,000

As of June 30, 2010, 56.8 percent of the Watch List exposure was less than thirty days past due, compared to 58.6 percent as of March 31, 2010 and 77.4 percent as of June 30, 2009.   Of the $76,751,000 of loans on the watch list on June 30, 2010, $60,984,000 (79.5 percent) were originated out of our Central Indiana (greater Indianapolis) offices. The balances on the Watch List as of June 30, 2010 were net of prior loan charge-offs totaling $7,236,000.

The chart that follows provides details of watch list loans by collateral type.

	Total Bank		% on		Total $
	Owned	Watch	Watch	Non	> 30 Days
	Balance	List	List	Accrual	Late
Total Loans at 6/30/10	552,287,000	76,751,000	13.9%	25,504,000	35,535,000
Loans in Process	772,000	NA	NA	NA	NA
Loans Analyzed Below:	551,515,000	76,751,000	13.9%	25,504,000	35,535,000

Secured by Real Estate

Construction & Development
Spec 1-4 Residential Construction	10,121,000	6,888,000	68.1%	5,953,000	5,953,000
Pre Sold 1-4 Residential Construction	861,000	861,000	100.0%	861,000	861,000
Land Development Residential	30,162,000	24,245,000	80.4%	6,347,000	6,457,000
Multi-Family Construction	2,986,000	--	--	--	--
Total 1-4 Residential Construction and Development:	44,130,000	31,994,000	72.5%	13,161,000	13,271,000

Other CRE Owner Occupied Construction	593,000	--	--	--	--
Other CRE Non-Owner Occupied Construction	11,123,000	4,825,000	43.4%	--	2,353,000
Land Development Commercial	1,342,000	279,000	20.8%	279,000	279,000
Total Commercial Construction and Development:	13,058,000	5,104,000	39.1%	279,000	2,632,000

Total Construction and Development:	57,188,000	37,098,000	64.9%	13,440,000	15,903,000

1-4 Family
1-4 Family Owner Occupied	77,620,000	2,573,000	3.3%	445,000	692,000
1-4 Family Non-Owner Occupied (Rental & Other)	48,454,000	3,577,000	--	1,046,000	1,660,000
Total 1-4 Family:	126,074,000	6,150,000	4.9%	1,491,000	2,352,000

Multi Family - Other than Construction	76,214,000	1,520,000	2.0%	1,400,000	1,709,000

Other CRE Owner Occupied - Other Than Construction	95,593,000	13,684,000	14.3%	856,000	4,405,000
Other CRE Non-Owner Occupied - Other Than Construction	104,139,000	10,046,000	9.6%	6,793,000	7,381,000
Other CRE Non-Development Land - Other Than Construction	10,062,000	2,888,000	28.7%	602,000	623,000
Total Other CRE Loans - Other Than Construction:	209,794,000	26,618,000	12.7%	8,251,000	12,409,000

Total Secured by Real Estate:	469,270,000	71,386,000	15.2%	24,582,000	32,373,000

Other Secured Loans
Business Assets	48,952,000	3,608,000	7.4%	879,000	2,729,000
Consumer Products	9,262,000	43,000	0.5%	43,000	153,000
Financial Assets	11,067,000	--	--	--	238,000
Sub Total: Other Secured Loans:	69,281,000	3,651,000	5.3%	922,000	3,120,000

Unsecured Loans
Unsecured Loans	12,964,000	1,714,000	13.2%	--	42,000

"While I am pleased that the watch list has stabilized over the past six quarters, I remain disappointed with the Company's overall level of problem assets and the impact that they are having on our income. However, we continue to receive interest from potential purchasers in the assets securing many of the loans on our watch list and in other real estate owned assets. These indications of interest are at levels we believe are supportive of the valuations we have for the respective assets," said Mr. Bradford.

Financial Condition

Total assets grew 2.8 percent from June 30, 2009, reaching $845,731,000 on June 30, 2010. Loans, including loans held for sale, totaled $552,287,000 on June 30, 2010, a decrease of $71,731,000 or 11.5 percent from total loans on June 30, 2009, which were $624,018,000. Deposits increased 1.7 percent to $684,705,000 at June 30, 2010 compared to $672,992,000 a year earlier.

Other News

The Bank has initiated steps to sell underutilized land that it owns in downtown Bloomington. If successful, Management currently anticipates a sale may be closed as soon as late in the fourth quarter of this year or early in 2011 which may result in a gain for the Bank. There can be no assurance, however, as to when, if ever, such sale will occur or if a sale does occur, the price at which the sale will occur.

Over the past month, we have pursued multiple communication methods to reach our existing consumer customer base to notify them about the change in Regulation E that may have an effect on their overdraft service as it relates to everyday debit card transactions and ATM withdrawals beginning on August 15. We will continue to contact our customers to encourage them to make a decision on how their account should be handled after this date.  In addition, we have conducted training sessions across the Company to ensure that our employees fully understand the impact of Regulation E and can effectively communicate the overdraft options available to customers. The response of our customers to our communications to date has been positive and we expect the majority of our existing consumer customer base will decide to keep their overdraft services the same as they have always been.

About Monroe Bancorp

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ® Global Stock Market under the symbol MROE.

The Monroe Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4316

See attachments for additional financial information. For further information, contact: Mark D. Bradford, President and Chief Executive Officer, (812) 331-3455.

Use of Non-GAAP Financial Information

To supplement the Company's consolidated condensed financial statements presented on a GAAP basis, the Company has used the following non-GAAP measures of reporting:

(1) The net interest margin is reported on a tax equivalent basis. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate of 34 percent. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. A table entitled "Reconciliation of GAAP Net Interest Margin to Non-GAAP Net Interest Margin on a Tax-Equivalent Basis," included at the end of the attached financial summary, reconciles the non-GAAP financial measure "net interest income (tax-equivalent)" with net interest income calculated and presented in accordance with GAAP. The table also reconciles the non-GAAP financial measure "net interest margin (tax-equivalent)" with net interest margin calculated and presented in accordance with GAAP.

(2) Noninterest income and noninterest expense are reported without the effect of income and expenses related to securities held in a rabbi trust for the deferred compensation plan. A table entitled "Reconciliation of GAAP Noninterest Income & Expense to Noninterest Income & Expense Without the Financial Impact of the Deferred Compensation Plan", included at the end of the attached financial summary, details all the items included in noninterest income and expense associated with the deferred compensation plan / rabbi trust and reconciles the GAAP numbers to the non-GAAP numbers. The activity in the rabbi trust has no effect on the Company's net income, therefore, management believes a more accurate comparison of current and prior year noninterest income and noninterest expense can be made if items related to the rabbi trust are removed.

The Company believes these adjustments are appropriate to enhance an overall understanding of the Company's past financial performance and also its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company's marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with generally accepted accounting principles in the United States.

Forward-Looking Statements

This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) changes in competitive pressures among depository institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) changes in general economic conditions, either national or in the markets in which the Company does business; (5) legislative or regulatory changes adversely affecting the business of the Company; (6) changes in real estate values or the real estate markets; and (7) the Company's business development efforts in new markets in and around Hendricks and Hamilton Counties. Further information on other factors which could affect the financial results of the Company is included in the Company's filings with the Securities and Exchange Commission.

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Jun 2009	Dec 2009	Dec 2008
BALANCE SHEET *
Cash and Short-Term Interest-Earning Deposits	$ 56,019	$ 35,074	$ 35,977	$ 22,447	$ 25,030	$ 35,977	$ 15,058
Interest-Bearing Time Deposits	7,750	7,750	--	--	--	--	--
Federal Funds Sold	44,456	33,602	14,154	44,089	30,238	14,154	8,663
Securities	140,878	134,653	121,250	108,301	102,291	121,250	121,530
Total Loans	552,287	569,076	587,365	608,667	624,018	587,365	633,091
Loans Held for Sale	5,042	2,211	3,226	3,725	8,640	3,226	3,389
Commercial & Industrial	77,041	80,905	81,102	90,150	92,778	81,102	104,779
Real Estate:
Commercial & Residential	366,927	377,248	393,632	391,362	393,308	393,632	398,896
Construction & Vacant Land	57,547	63,024	62,351	76,620	82,212	62,351	80,917
Home Equity	31,266	30,586	31,332	30,908	31,205	31,332	28,976
Installment Loans	14,464	15,102	15,722	15,902	15,875	15,722	16,134
Reserve for Loan Losses	17,494	15,898	15,256	13,181	12,960	15,256	11,172
Bank Premises and Equipment	19,470	19,704	19,879	20,127	20,312	19,879	20,750
Federal Home Loan Bank Stock	2,353	2,353	2,353	2,353	2,353	2,353	2,312
Interest Receivable and Other Assets	40,012	37,196	36,729	31,078	31,396	36,729	29,567
Total Assets	$ 845,731	$ 823,510	$ 802,451	$ 823,881	$ 822,678	$ 802,451	$ 819,799

Total Deposits	$ 684,705	$ 669,651	$ 634,254	$ 654,807	$ 672,992	$ 634,254	$ 665,179
Noninterest Checking	106,816	93,043	90,033	88,724	83,404	90,033	84,317
Interest Bearing Checking & NOW	236,728	228,230	210,542	209,937	214,998	210,542	107,124
Regular Savings	19,489	19,535	18,451	18,381	18,404	18,451	16,619
Money Market Savings	22,998	35,858	36,035	40,249	40,110	36,035	108,246
CDs & CDARs Less than $100,000	124,316	130,355	137,774	141,912	142,114	137,774	155,127
CDARs Greater than $100,000 & Brokered CDs	73,941	56,826	49,500	49,896	65,354	49,500	67,949
CDs Greater than $100,000	105,374	105,649	91,861	105,143	108,246	91,861	125,741
Other Time	(4,957)	155	58	565	362	58	56
Total Borrowings	99,261	90,322	106,056	103,388	86,403	106,056	93,203
Federal Funds Purchased	--	--	--	--	--	--	--
Securities Sold Under Repurchase Agreement	60,669	51,716	61,929	61,810	58,737	61,929	59,404
FHLB Advances	17,344	17,358	17,371	17,430	17,498	17,371	25,523
Loans Sold Under Repurchase Agreement & Other Debt	--	--	5,508	2,900	1,920	5,508	28
Subordinated Debentures	13,000	13,000	13,000	13,000	--	13,000	--
Subordinated Debentures - Trust Preferred	8,248	8,248	8,248	8,248	8,248	8,248	8,248
Interest Payable and Other Liabilities	6,125	7,471	5,939	8,465	6,828	5,939	5,496
Total Liabilities	790,091	767,444	746,249	766,660	766,223	746,249	763,878
Shareholders' Equity	55,640	56,066	56,202	57,221	56,455	56,202	55,921
Total Liabilities and Shareholders' Equity	$ 845,731	$ 823,510	$ 802,451	$ 823,881	$ 822,678	802,451	$ 819,799

Book Value Per Share	$ 8.93	$ 9.00	$ 9.03	$ 9.19	$ 9.07	$ 9.03	$ 8.99
End of Period Shares Issued and Outstanding	6,229,669	6,228,547	6,227,550	6,227,550	6,227,550	6,227,550	6,227,550
Less: Unearned ESOP Shares	1,051	1,577	2,102	3,477	4,852	2,102	7,601
End of Period Shares Used to Calculate Book Value	6,228,618	6,226,971	6,225,448	6,224,073	6,222,699	6,225,448	6,219,949

* period end numbers
Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
INCOME STATEMENT	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Jun 2009	Dec 2009	Dec 2008
Interest Income	$ 8,262	$ 8,284	$ 8,711	$ 9,175	$ 9,177	$ 36,441	$ 42,462
Interest Expense	2,524	2,708	2,945	3,091	3,132	12,604	18,861
Net Interest Income	5,738	5,576	5,766	6,084	6,045	23,837	23,601
Loan Loss Provision	4,500	3,200	4,850	2,200	2,200	11,850	8,880
Total Noninterest Income	2,792	2,710	3,122	2,413	3,186	11,983	10,033
Service Charges on Deposit Accounts	781	744	874	905	887	3,477	3,796
Trust Fees	603	622	620	637	529	2,313	2,387
Commission Income	259	225	246	225	230	872	874
Gains on Sales of Loans	284	249	259	361	454	1,364	703
Gains on Sales of Available for Sale Securities	187	106	490	264	364	2,146	951
Gains (Losses) on Sales of Trading Securities Associated with Directors' Deferred Comp Plan	(2)	(1)	--	(201)	--	(201)	13
Unrealized Gains (Losses) on Trading Securities Associated with Directors' Deferred Comp Plan	(134)	64	51	377	222	518	(843)
BOLI Income	681	160	164	163	163	641	552
Net Gain (Loss) on Foreclosed Assets	(333)	63	(33)	(761)	(102)	(906)	(226)
Other Operating Income	466	478	451	443	439	1,759	1,826
Total Noninterest Expense	5,453	5,417	5,155	5,429	6,123	21,930	20,732
Salaries & Wages	2,006	2,006	2,027	2,075	2,073	8,244	8,743
Commissions, Options & Incentive Compensation	351	314	291	311	458	1,364	1,472
Employee Benefits	442	562	360	463	540	1,954	2,076
Premises & Equipment	825	898	895	899	930	3,652	3,373
Advertising	87	136	109	138	160	536	724
Legal Fees	190	164	83	115	111	435	566
FDIC Expense	419	267	272	280	650	1,485	481
Appreciation (Depreciation) in Directors'
Deferred Compensation Plan	(48)	140	61	184	237	364	(707)
Other Operating Expenses	1,181	930	1,057	964	964	3,896	4,004
Income (Loss) Before Income Tax	(1,423)	(331)	(1,117)	868	908	2,040	4,022
Income Tax Expense (Benefit)	(776)	(229)	(500)	158	132	65	43
Net Income (Loss) After Tax & Before Extraordinary Items	(647)	(102)	(617)	710	776	1,975	3,979
Extraordinary Items	--	--	--	--	--	--	--
Net Income (Loss)	$ (647)	$ (102)	$ (617)	$ 710	$ 776	$ 1,975	$ 3,979

Basic Earnings Per Share	$ (0.104)	$ (0.016)	$ (0.099)	$ 0.114	$ 0.125	$ 0.317	$ 0.640
Diluted Earnings Per Share	$ (0.104)	$ (0.016)	$ (0.099)	$ 0.114	$ 0.125	$ 0.317	$ 0.639

Monroe Bancorp (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
ASSET QUALITY	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Jun 2009	Dec 2009	Dec 2008
Net Charge-Offs (Recoveries)	$ 2,904	$ 2,559	$ 2,775	$ 1,979	$ 1,576	$ 7,766	$ 4,362
OREO Expenses	287	(39)	113	795	140	1,095	229
Total Credit Charges	$ 3,191	$ 2,520	$ 2,888	$ 2,774	$ 1,716	$ 8,861	$ 4,591

Non-Accrual Loans	$ 25,504	$ 26,363	$ 20,603	$ 15,493	$ 17,076	$ 20,603	$ 14,329
Troubled Debt Restructurings	3,705	--	--	1,500	1,500	--	--
Nonperforming Loans	29,209	26,363	20,603	16,993	18,576	20,603	14,329
OREO	7,161	3,810	3,768	3,225	3,979	3,768	3,257
Nonperforming Assets	36,370	30,173	24,371	20,218	22,555	24,371	17,586
90 Day Past Due Loans Net of Nonperforming Loans	2,081	3,652	1,053	1,404	404	1,053	1,194
Nonperforming Assets + 90 Day Past Due	$ 38,451	$ 33,825	$ 25,424	$ 21,622	$ 22,959	$ 25,424	$ 18,780

RATIO ANALYSIS - CREDIT QUALITY *
NCO/Loans	2.10%	1.80%	1.89%	1.30%	1.01%	1.32%	0.69%
Credit Charges/Loans & OREO	2.28%	1.76%	1.95%	1.81%	1.09%	1.50%	0.72%
Nonperforming Loans/Loans	5.29%	4.63%	3.51%	2.79%	2.98%	3.51%	2.26%
Nonperforming Assets/Loans & OREO	6.50%	5.27%	4.12%	3.30%	3.59%	4.12%	2.76%
Nonperforming Assets/Assets	4.30%	3.66%	3.04%	2.45%	2.74%	3.04%	2.15%
Nonperforming Assets + 90 Day PD/Assets	4.55%	4.11%	3.17%	2.62%	2.79%	3.17%	2.29%
Reserve/Nonperforming Loans	59.89%	60.30%	74.05%	77.57%	69.77%	74.05%	77.97%
Reserve/Total Loans	3.17%	2.79%	2.60%	2.17%	2.08%	2.60%	1.76%
Equity & Reserves/Nonperforming Assets	201.08%	238.50%	293.21%	348.21%	307.76%	293.21%	381.51%
OREO/Nonperforming Assets	19.69%	12.63%	15.46%	15.95%	17.64%	15.46%	18.52%

RATIO ANALYSIS - CAPITAL ADEQUACY *
Equity/Assets	6.58%	6.81%	7.00%	6.95%	6.86%	7.00%	6.82%
Equity/Loans	10.07%	9.85%	9.57%	9.40%	9.05%	9.57%	8.83%

RATIO ANALYSIS - PROFITABILITY
Return on Average Assets	-0.31%	-0.05%	-0.30%	0.34%	0.38%	0.24%	0.50%
Return on Average Equity	-4.61%	-0.74%	-4.29%	4.95%	5.53%	3.49%	7.11%
Net Interest Margin (Tax-Equivalent) (1)	2.98%	2.98%	2.99%	3.20%	3.21%	3.15%	3.30%

* Based on period end numbers
(1) Interest income on tax-exempt securities has been adjusted to a tax-equivalent basis using a marginal income tax rate of 34%.

Monroe Bancorp (MROE)
Reconciliation of GAAP Net Interest Margin to Non-GAAP Net Interest Margin on a Tax-Equivalent Basis
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Jun 2009	Dec 2009	Dec 2008
Net Interest Income	$ 5,738	$ 5,576	$ 5,766	$ 6,084	$ 6,045	$ 23,837	$ 23,601
Tax Equivalent Adjustment	12	13	21	48	95	295	717
Net Interest Income - Tax Equivalent	$ 5,750	$ 5,589	$ 5,787	$ 6,132	$ 6,140	$ 24,132	$ 24,318

Average Earning Assets	$ 773,724	$ 761,388	$ 767,351	$ 760,949	$ 767,876	$ 766,456	$ 736,903

Net Interest Margin	2.97%	2.97%	2.98%	3.17%	3.16%	3.11%	3.20%

Net Interest Margin - Tax Equivalent	2.98%	2.98%	2.99%	3.20%	3.21%	3.15%	3.30%
	Year-to-Date
	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Jun 2009
Net Interest Income	$ 11,314	$ 5,576	$ 23,837	$ 18,071	$ 11,987
Tax Equivalent Adjustment	25	13	295	274	227
Net Interest Income - Tax Equivalent	$ 11,339	$ 5,589	$ 24,132	$ 18,345	$ 12,214

Average Earning Assets	$ 767,590	$ 761,388	$ 766,456	$ 766,154	$ 768,800

Net Interest Margin	2.97%	2.97%	3.11%	3.15%	3.14%

Net Interest Margin - Tax Equivalent	2.98%	2.98%	3.15%	3.20%	3.20%

Monroe Bancorp (MROE)
Financial Impact on Net Income of Deferred Compensation Plan
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Jun 2009	Dec 2009	Dec 2008
Interest and Dividend Income	$ 90	$ 81	$ 13	$ 11	$ 18	$ 60	$ 106
Realized and Unrealized Gains (Losses)	(136)	64	51	176	222	317	(829)
Other Income	--	--	--	--	--	--	30
Total Income (Loss) From Plan:	(46)	145	64	187	240	377	(693)

Change in Deferred Compensation Liability	(48)	140	61	184	237	364	(707)
Trustee Fees	2	5	3	3	3	13	14
Total Expense of Plan:	(46)	145	64	187	240	377	(693)

Net Impact of Plan:	$ --	$ --	$ --	$ --	$ --	$ --	$ --

Reconciliation of GAAP Noninterest Income & Expense to Noninterest Income & Expense Without the Financial Impact of the Deferred Compensation Plan
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Jun 2009	Dec 2009	Dec 2008
Total Noninterest Income	$ 2,792	$ 2,710	$ 3,122	$ 2,413	$ 3,186	$ 11,983	$ 10,033
Income of Deferred Comp Plan Included in Noninterest Income	(136)	64	51	176	222	317	(799)
Adjusted Noninterest Income:	2,928	2,646	3,071	2,237	2,964	11,666	10,832

Total Noninterest Expense	5,453	5,417	5,155	5,429	6,123	21,930	20,732
Expense of Deferred Compensation Plan	(46)	145	64	187	240	377	(693)
Adjusted Noninterest Expense:	5,499	5,272	5,091	5,242	5,883	21,553	21,425

	Year-to-Date
	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Jun 2009
Total Noninterest Income	$ 5,502	$ 2,710	$ 11,983	$ 8,861	$ 6,448
Income of Deferred Comp Plan Included in Noninterest Income	(72)	64	317	266	90
Adjusted Noninterest Income:	5,574	2,646	11,666	8,595	6,358

Total Noninterest Expense	10,870	5,417	21,930	16,775	11,346
Expense of Deferred Compensation Plan	99	145	377	313	126
Adjusted Noninterest Expense:	10,771	5,272	21,553	16,462	11,220

Monroe Bancorp (MROE)
Select Average Balance Sheet Information
(dollar amounts in thousands except per share data)

	Quarters Ended					Years Ended
	Jun 2010	Mar 2010	Dec 2009	Sep 2009	Jun 2009	Dec 2009	Dec 2008
Total Average Loans	$ 558,347	$ 578,289	$ 596,948	$ 616,125	$ 628,831	$ 618,590	$ 601,875
Average Commercial & Industrial	78,879	80,656	84,250	91,479	101,992	95,130	99,353
Average Real Estate:	464,833	482,359	496,913	508,690	510,759	507,519	484,841
Average Commercial & Residential	373,010	389,036	392,002	398,418	394,439	395,584	357,018
Average Construction & Vacant Land	61,211	62,208	73,724	79,152	85,310	81,246	101,380
Average Home Equity	30,612	31,115	31,187	31,120	31,010	30,689	26,443
Average Installment Loans	14,635	15,274	15,785	15,956	16,080	15,941	17,681
Average Federal Funds Sold	35,172	29,079	32,372	33,927	26,975	27,388	8,754
Average Federal Home Loan Bank Stock	2,353	2,353	2,353	2,353	2,353	2,343	2,312

Total Average Deposits	$ 669,250	$ 653,368	$ 648,825	$ 650,301	$ 673,216	$ 662,565	$ 649,540
Average Noninterest Checking	94,299	91,126	88,702	85,037	83,321	84,108	79,503
Average Interest Bearing Checking & NOW	229,355	218,005	218,038	200,756	199,693	183,323	127,282
Average Regular Savings	19,454	18,879	18,447	18,558	18,538	18,173	17,618
Average Money Market Savings	30,888	35,442	39,834	39,977	47,434	61,181	107,723
Average CDs Less than $100,000	174,508	169,986	172,071	184,132	189,998	187,789	159,120
Average CDs Greater than $100,000	103,200	102,542	93,952	104,817	118,057	111,300	142,126
Average IRAs and Other Time	17,546	17,388	17,781	17,024	16,175	16,691	16,168
Average Federal Funds Purchased	271	137	133	43	185	331	3,149
Average Securities Sold Under Repurchase Agreement	55,772	57,367	63,743	59,341	58,783	59,046	45,686
Average FHLB Advances	17,375	17,367	17,387	17,484	17,506	17,929	18,698
CONTACT:  Monroe Bancorp
          Mark D. Bradford, President and Chief Executive Officer
           (812) 331-3455
          Media Contact:
          Ashley Fisher, Marketing Director
           (812) 353-7705
           (800) 319-2664
          Fax: (812) 331-3445
          www.monroebank.com